(e) Certification under Rule 466
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                          Certification under Rule 466

      The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously had filed a Registration Statement on Form F-6 (Central Japan Railway Co. File No. 333-139934), which the Commission declared effective, with terms of deposit identical to the terms of this Registration Statement (except for the number of Securities a Depositary Share represents).

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                                   Citibank, N.A., as Depositary


                                                   By: /s/ Patricia Brigantic
                                                       -------------------------
                                                   Name:  Patricia Brigantic
                                                   Title: Director & Counsel